American Funds U.S. Government Money Market Fund
September 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	12,462,849
Class B	7,630
Class C	261,698
Class F-1	160,813
Class F-2	25,424
Total	12,918,414
Class 529-A	1,067,176
Class 529-B	2,288
Class 529-C	240,825
Class 529-E	61,088
Class 529-F-1	78,535
Class R-1	44,175
Class R-2	1,001,393
Class R-2E	17,993
Class R-3	1,007,260
Class R-4	728,707
Class R-5	204,088
Class R-5E	10
Class R-6	520,524
Total	4,974,062
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$1.00
Class B	$1.00
Class C	$1.00
Class F-1	$1.00
Class F-2	$1.00
Class 529-A	$1.00
Class 529-B	$1.00
Class 529-C	$1.00
Class 529-E	$1.00
Class 529-F-1	$1.00
Class R-1	$1.00
Class R-2	$1.00
Class R-2E	$1.00
Class R-3	$1.00
Class R-4	$1.00
Class R-5	$1.00
Class R-5E	$1.00
Class R-6	$1.00